EXHIBIT 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20120759346-19
Filing Date and Time 11/07/2012 3:57 p.m.
Entity Number E0579632012-1

ARTICLES OF INCORPORATION
(PURSUANT TO NRS CHAPTER 78)

1. Name of Corporation:	EMERALD ISLE EXPLORATION LTD.

2. Resident Agent for Service of Process:	Commercial Register Agent: Nevada Agency and Transfer Company

3. Authorized Stock:	Number of shares with par value: 75000000 Par value: $0.00001 Number of shares without par value: 0

4. Name & Addresses of Board of Directors/Trustees:	SAMUELL EADS 3520 WOODLAND DRIVE KODIAK, AK 99615

5. Purpose:	MINERAL EXPLORATION

6. Names, Addresses and Signature of Incorporator:	/s/ SAMUELL EADS SAMUELL EAD Incorporator Signature 3520 WOODLAND DRIVE KODIAK, AK 99615

7. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Resident Agent for the above named Entity

 /s/    NEVADA AGENCY AND TRANSFER COMPANY
          NEVADA AGENCY AND TRANSFER COMPANY
          Authorized Signature of Registered Agent
          or On Behalf of Registered Agent Entity

          Date: 11/7/12